                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           ESSEX PROPERTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                           ESSEX PROPERTY TRUST, INC.
                             777 CALIFORNIA AVENUE
                          PALO ALTO, CALIFORNIA 94304

                                                                  April 18, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Essex Property Trust, Inc., a Maryland corporation (the "Company"), to be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on May 29, 1997, at 10:00 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully.

     Please use this opportunity to take part in the Company's affairs by voting on the business to be presented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY MAILED YOUR PROXY CARD.

     We look forward to seeing you at the meeting.

                                                     Sincerely,
                                                     /s/ KEITH R. GUERICKE
                                                     Keith R. Guericke
                                                     Vice Chairman of the Board,
                                                     Chief Executive Officer and
                                                     President

                           ESSEX PROPERTY TRUST, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Essex Property Trust, Inc., a Maryland corporation (the "Company"), will be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on May 29, 1997, at 10:00 a.m., local time, to consider and vote upon the following proposals:

          1. Election, by the holders of the Common Stock, of the following four Class III directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified:
     George M. Marcus, William A. Millichap, Gary P. Martin and Anthony Downs;

          2. Election, by the holders of the Preferred Stock, of the following Class I director to serve until the 1998 Annual Meeting of Stockholders and until his successor is elected and qualified: Gregory J. Hartman;

          3. Ratification and approval, by the holders of the Common Stock, of the amendment and restatement of the Essex Property Trust, Inc. 1994 Employee Stock Incentive Plan;

          4. Ratification, by the holders of the Common Stock, of the appointment of KPMG Peat Marwick LLP as the independent public auditors for the Company for the year ending December 31, 1997; and

          5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 15, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,
                                          /s/ KEITH R. GUERICKE
                                          Keith R. Guericke
                                          Vice Chairman of the Board,
                                          Chief Executive Officer and President

Palo Alto, California
April 18, 1997

                               MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 18, 1997

                           ESSEX PROPERTY TRUST, INC.
                             777 CALIFORNIA AVENUE
                          PALO ALTO, CALIFORNIA 94304
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished to (i) the holders (the "Common Stockholders") of the outstanding shares of Common Stock $0.0001 par value (the "Common Stock") of Essex Property Trust, Inc., a Maryland corporation (the "Company"), and (ii) the holders (the "Preferred Stockholders") of the Company's Convertible Preferred Stock, Series 1996A (the "Preferred Stock"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies in the accompanying form for use in voting at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 29, 1997, at 10:00 a.m., local time, at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, and any adjournment or postponement thereof. The Common Stockholders and the Preferred Stockholders are sometimes referred to collectively herein as the "Stockholders."

FORM OF PROXY CARD

     This Proxy Statement is accompanied by one of two forms of Proxy Card: one card is for use by the Common Stockholders and the other card is for use by the Preferred Stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. Jordan E. Ritter) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to the Stockholders.

     The Company may use the services of Corporate Investor Communications to assist in soliciting proxies and, in such event, the Company expects to pay approximately $5,000 for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The presence at the Annual Meeting, either in person or by proxy, of Common Stockholders holding a majority of the shares of Common Stock outstanding on the Record Date (as defined below) will constitute a quorum for the purposes of approving Proposals 1, 3 and 4 at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of Preferred Stockholders holding a majority of the shares of Preferred Stock outstanding on the Record Date will constitute a quorum for the purpose of approving Proposal 2 at the Annual Meeting. The close of business on April 15, 1997 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on Proposals 1, 3 and 4 (but not on Proposal
2). Each share of Preferred Stock outstanding on the Record Date is entitled to one vote on Proposal 2 (but not on Proposal 1, 3 or 4). As of the Record Date, there were 13,596,966 shares of Common Stock and 800,000 shares of Preferred Stock outstanding.

     Shares of Common Stock or Preferred Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect the Common Stock Directors (as defined below). Similarly, the Preferred Stock Director (as defined below) will be elected by the affirmative vote of a plurality of the shares of Preferred Stock present in person or by proxy and entitled to vote. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes. Approval of Proposals 3 and 4 require the affirmative vote of a majority of shares of Common Stock who are present or represented by proxy and entitled to vote at the Annual Meeting. For purposes of the vote on Proposals 3 and 4, abstentions will have the same effect as a vote against such Proposals and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on such Proposals.

     Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The New York Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposals 3 and 4. The shares of Common Stock represented by properly executed Common Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of Proposals 1, 3 and 4. The shares of outstanding Preferred Stock represented by all properly executed Preferred Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of Proposal 2. The Company does not presently know of any other business which may come before the Annual Meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth the beneficial ownership of shares of Common Stock and Preferred Stock as of the Record Date for (i) each person known by the Company to hold more than 5% of the outstanding shares of Common Stock or Preferred Stock (as indicated), (ii) each director and each of the executive officers named in the Summary Compensation Table below, and (iii) all directors and such executive officers as a group.

     The directors and such executive officers do not own any shares of Preferred Stock.

                                                                                              PERCENTAGE OF SHARES
                                                                   PERCENTAGE OF SHARES OF       OF COMMON STOCK
                                 AMOUNT AND                             COMMON STOCK             OUTSTANDING AND
                                  NATURE OF       PERCENTAGE OF        OUTSTANDING AND        OPERATING PARTNERSHIP
NAME AND BUSINESS ADDRESS OF     BENEFICIAL      CLASS OF SHARES    OPERATING PARTNERSHIP    INTERESTS AND SHARES OF
      BENEFICIAL OWNER         OWNERSHIP(1)(2)   OUTSTANDING(3)         INTERESTS(4)           PREFERRED STOCK(5)
-----------------------------  ---------------   ---------------   -----------------------   -----------------------
COMMON STOCK
George M. Marcus(6)(7).......     1,881,814            12.4%                 12.1%                     11.4%
  Chairman of the Board of
  Directors
William A. Millichap(6)(8)...       742,298             5.2                   4.8                       4.5
  Director
Keith R. Guericke(6)(9)......       133,771               *                     *                         *
  Vice Chairman of the Board,
  Chief Executive Officer and
  President
Michael J. Schall(6)(10).....       106,136               *                     *                         *
  Director, Executive Vice
  President and Chief
  Financial Officer
David W. Brady(11)...........         5,000               *                     *                         *
  Director
Anthony Downs................         1,000               *                     *                         *
  Director
Gregory J. Hartman...........             0               *                     *                         *
  Director
Robert E. Larson(12).........         5,000               *                     *                         *
  Director
Gary P. Martin(13)...........         5,000               *                     *                         *
  Director
Issie N. Rabinovitch(12).....         5,000               *                     *                         *
  Director
Thomas E. Randlett(12).......         9,000               *                     *                         *
  Director
Willard H. Smith, Jr.(14)....         2,333               *                     *                         *
  Director
All directors and executive
  officers as a group
  (12 persons)(15)...........     2,146,978            13.9                  13.7                      13.0
Cohen & Steers Capital            2,000,000            14.7                  12.9                      12.2
  Management, Inc.(16).......
FMR Corp.(17)................       918,900             6.8                   5.9                       5.6
Heitman/PRA Securities
  Advisors, Inc.(18).........       783,500             5.8                   5.1                       4.8
PREFERRED STOCK
Tiger/Westbrook Real Estate
  Fund, L.P., and
  Tiger/Westbrook Real Estate
  Co-Investment Partnership,
  L.P. Investment
  Partnership, L.P.(19)......       800,000(20)         100                    --                       5.6

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) In consideration of the contributions of their interests in the Company's original properties as part of the formation of the Company, Mr. Marcus, certain officers and directors of the Company and certain other entities and investors retained beneficial ownership in limited partnership interest in Essex Portfolio, L.P., a California limited partnership (the "Operating Partnership"), which presently aggregates to an approximately 12% limited partnership interest. The Company presently has an approximately 88% general partnership interest in the Operating Partnership. The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, limited partnership interests are convertible into shares of Common Stock.

 (3) With respect to shares of Common Stock, assumes conversion of the limited partnership interests in the Operating Partnership, if any, into shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the limited partnership interests held by other persons are converted into shares of Common Stock and is based on 13,596,966 shares of Common Stock outstanding as of the Record Date.

 (4) Assumes conversion of all outstanding limited partnership interests in the Operating Partnership into shares of Common Stock.

 (5) Assumes conversion of all outstanding limited partnership interests in the Operating Partnership and all outstanding shares of Preferred Stock into shares of Common Stock.

 (6) The business address of such person is 777 California Avenue, Palo Alto, California 94304.

 (7) Includes 1,131,393 shares of Common Stock that may be issued upon the conversion of all of Mr. Marcus' limited partnership interests in the Operating Partnership and 301,494, 4,834, 15,941, and 43,413 shares of Common Stock that may be issued upon the conversion of all the limited partnership interests in the Operating Partnership held by The Marcus & Millichap Company ("M&M"), Herakles Corporation ("Herakles"), Essex Portfolio Management Company ("EPMC") and GMMS Partners ("GMMS"), respectively. Also includes 155,000 shares of Common Stock held by M&M, 4,900 shares of Common Stock held by GMMS, 132,000 shares of Common Stock subject to an option granted to M&M and exercisable within 60 days of the Record Date, 13,239 shares of Common Stock held in The Marcus & Millichap Company 401(k) Plan (the "M&M 401(k) Plan") and 8,000 shares of Common Stock held by Mr. Marcus' children. Mr. Marcus is a principal stockholder of each of M&M, Herakles and EPMC and a partner in GMMS and may be deemed to own beneficially, and to share the voting and dispositive power of, 657,582 shares of Common Stock (including shares issuable upon conversion of limited partnership interests and options). Mr. Marcus disclaims beneficial ownership of (i) all shares, options and limited partnership interests held by M&M, (ii) 6,376 shares of the 15,941 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC and (iii) all limited partnership interests and shares held by GMMS.

 (8) Includes 73,100 shares of Common Stock that may be issued upon the conversion of all of Mr. Millichap's limited partnership interests in the Operating Partnership and 301,494, 15,941, and 43,413 shares of Common Stock that may be issued upon the conversion of all of the limited partnership interests in the Operating Partnership held by M&M, EPMC and GMMS, respectively. Also includes 155,000 shares of Common Stock held by M&M, 4,900 shares of Common Stock held by GMMS, 132,000 shares of Common Stock subject to an option granted to M&M and exercisable within 60 days of the Record Date and 9,050 shares of Common Stock held in the M&M 401(k) Plan. Mr. Millichap is a principal stockholder of M&M and EPMC and a partner in GMMS and may be deemed to own beneficially, and to share the voting and dispositive power of, 652,748 shares of Common Stock (including shares issuable upon conversion of limited partnership interests and options). Mr. Millichap disclaims beneficial ownership of (i) all shares, options and limited partnership interests held by M&M, (ii) 9,565 shares of the 15,941 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC and (iii) all limited partnership interests and shares held by GMMS.

 (9) Includes 48,115 shares of Common Stock that may be issued upon the conversion of all of Mr. Guericke's limited partnership interests in the Operating Partnership, 43,413 shares of Common Stock that may be issued upon conversion of all of the limited partnership interests in the Operating Partnership held by GMMS and 4,900 shares of Common Stock held by GMMS. Also includes 33,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 3,303 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the "Essex 401(k) Plan"). Mr. Guericke is a partner in GMMS and may be deemed to own beneficially, and to share the voting and dispositive power of, 48,313 shares of Common Stock (including shares issuable upon conversion of limited partnership interests). Mr. Guericke disclaims beneficial ownership of 9,977 of such 48,313 shares.

(10) Includes 26,388 shares of Common Stock that may be issued upon the conversion of all of Mr. Schall's limited partnership interests in the Operating Partnership, 43,413 shares of Common Stock that may be issued upon conversion of all of the limited partnership interests in the Operating Partnership held by GMMS and 4,900 shares of Common Stock held by GMMS. Also includes 24,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 2,535 shares of Common Stock held in the Essex 401(k) Plan. Mr. Schall is a partner in GMMS and may be deemed to own beneficially, and to share the voting and dispositive power of 48,313 shares of Common Stock (including shares issuable upon exchange of limited partnership interests). Mr. Schall disclaims beneficial ownership of 38,336 of such 48,313 shares. Further includes 600 shares of Common Stock held by Mr. Schall's three minor children.

(11) Includes 2,800 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(12) Includes 4,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(13) Includes 1,334 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(14) Includes 1,333 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(15) Includes 1,644,678 shares of Common Stock that may be issued upon the conversion of all of the executive officers' and directors' limited partnership interests in the Operating Partnership and 206,467 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(16) As reported on Schedule 13G filed with the Securities and Exchange Commission on April 8, 1997. Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, has the sole power to vote or direct the vote of 1,788,100 of such shares and sole dispositive power over 2,000,000 shares of Common Stock. Address: 757 Third Avenue, New York, New York 10017.

(17) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997. Address: 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 698,400 shares or 6.2% of the Common Stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 698,400 share owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly Owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (the "Exchange Act"), is the beneficial owner of 220,500 shares of the Common Stock of the Company as a result of its serving as investment manager of the institutional accounts(s). Edward
     C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole voting and dispositive power over 220,500 shares of Common Stock owned by the institutional account(s) as reported above.

(18) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997. Address: 180 North LaSalle Street, Suite 3600, Chicago, IL 60601. Heitman Real Estate Fund, a Series of Heitman Securities Trust and fifteen (15) separate account clients have given voting and dispositive power to Heitman/PRA Securities Advisors, Inc. the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of 737,000 shares of the Company. Two (2) separate account clients have the right to vote and the right to receive or the power to direct the receipt of dividends, or proceeds from the sale of 45,800 shares of the Company.

(19) The business address of such person is c/o Westbrook Partners, LLC, 11150 Santa Monica Boulevard, Los Angeles, California 90025.

(20) It is expected that the holders of the Preferred Stock will purchase an additional 800,000 shares of Preferred Stock, for an aggregate purchase price of $20 million, on or prior to June 20, 1997.

                                 PROPOSAL NO. 1

                       ELECTION OF COMMON STOCK DIRECTORS

     The Company's Charter provides that the Preferred Stockholders have the right, subject to expansion in certain situations, to elect, separately as a class, one member of the Board of Directors annually and that the Common Stockholders have the right to elect the remaining directors. The Company's Charter divides the directors into three classes. The members of each class of directors serve staggered three-year terms. The Board presently has twelve directors, eleven of whom are Common Stock Directors, and one of whom, Gregory
J. Hartman, is a Preferred Stock Director and is a Class I director. The eleven Common Stock Directors presently are as follows: Keith R. Guericke, Issie N. Rabinovitch and Thomas E. Randlett who are classified as Class I directors; David W. Brady, Robert E. Larson, Michael J. Schall and Willard H. Smith who are classified as Class II directors; George M. Marcus, Gary P. Martin, William A. Millichap and Anthony Downs who are classified as Class III directors. The terms of each of the current Class I, Class II and Class III directors expire at the Annual Meetings of Stockholders to be held in 1998, 1999 and 1997, respectively, and until such directors' respective successors are elected and qualified or until any such directors' earlier resignation or removal. The term of Gregory J. Hartman expires at the Annual Meeting of Stockholders to be held in 1997, and until such director's successor is elected and qualified or until such director's earlier resignation or removal.

     In December 1996, pursuant to the Company's Bylaws, the Board of Directors voted to expand the number of Common Stock Directors from ten to eleven and it elected Anthony Downs as a Class III director to fill the newly created directorship. Mr. Downs was elected by the Board to serve until the 1997 Annual Meeting of Stockholders and he is now standing for reelection to the Board.

     At the Annual Meeting, the Common Stockholders will elect four directors (collectively, the "Common Stock Directors"): if elected, nominees George M. Marcus, Anthony Downs, Gary P. Martin and William A. Millichap will serve as Class III directors for three-year terms. The Class III directors will serve until the Annual Meeting of Stockholders to be held in 2000 and until such directors' respective successors are elected and qualified or until such directors' earlier resignation or removal. The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company.

     The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for the election of a Common Stock Director. For purposes of the election of Common Stock Directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

     Certain information about each of such nominees is furnished below.

     George M. Marcus, Chairman of the Board of Directors, is the founder of, and has been the Chairman of, The Marcus & Millichap Company since 1971, Summerhill Homes since 1977, and Essex Property Corporation ("EPC") since 1971. Mr. Marcus is also the Chairman of M&M Projects, Inc. and Marcus & Millichap Real Estate Investment Brokerage Company. Mr. Marcus was one of the original founders and directors of Plaza Commerce Bank and MidPeninsula Bank, both publicly held financial institutions. Mr. Marcus continues to serve on the board of MidPeninsula Bank. Mr. Marcus is also a member of the Board of Directors of both the National Multi-Housing Council and the Apartment Industry Foundation. He is a member of the Policy Advisory Board of the University of California at Berkeley's Center for Real Estate and Urban Economics, the Urban Land Institute, the National Real Estate Index Advisory Committee, the Bay Area Council and the California Housing Council. He graduated from San Francisco State University with a Bachelor of Science degree in Economics in 1965; he was honored as alumnus of the year in 1989. Mr. Marcus is also a graduate of the Harvard University Executive Management Program and the Georgetown University Leadership Program.

     Anthony Downs, Director, is a Senior Fellow at the Brookings Institution in Washington, D.C. Brookings is a private, non-profit research organization specializing in public policy studies. Before that, he was for 18 years a member and then Chairman of Real Estate Research Corporation, a nationwide consulting firm advising private and public decision-makers on real estate investment, housing policies and urban affairs. He has served as a consultant to many of the nation's largest corporations, to major developers, to dozens of government agencies at local, state and national levels (including the Department of Housing and Urban Development and the White House), and to many private foundations. He is currently serving as a consultant for The Marcus & Millichap Company. From 1967, when President Johnson appointed him to the National Commission on Urban Problems, to 1989, when HUD Secretary Jack Kemp appointed him to HUD's Advisory Commission on Regulatory Barriers to Affordable Housing, he has been an advisor to HUD Secretaries of both parties. He is also a director or trustee of the Massachusetts Mutual Life Insurance Company, the Pittway Corporation, General Growth Properties, Inc., Bedford Properties, Inc., the NAACP Legal and Educational Defense Fund, Inc., the Urban Land Institute, the National Housing Partnerships Foundation and the Urban Institute. Dr. Downs received a Ph.D. in economics from Stanford University, and is the author or co-author of 15 books and over 400 articles.

     His latest books from Brookings are Stuck in Traffic (1992) and New Visions for Metropolitan America (1994). Dr. Downs is a frequent speaker on real estate economics, housing, urban policies and other topics. He has made over 1,000 speeches to hundreds of organizations of all types.

     Gary P. Martin, Director, has served since August 1995 as Vice President of Finance and Chief Financial Officer of 3Dfx Interactive, Inc. Prior to this position, from September 1993 to July 1995, he served as Vice President of Finance and the Chief Financial Officer for MiniStor Peripherals Corporation, a supplier of data storage products for the mobile computer market. On April 4, 1995, MiniStor Peripherals Corporation filed a petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California. From 1985 to 1993, he was Senior Vice President of Finance and Administration for Chips and Technologies, Inc., where he also developed joint business ventures within the Soviet Union. From 1983 to 1984, Mr. Martin was Vice President of Finance and Chief Financial Officer for Starstruck, Inc., a company involved in space development through private enterprise. In addition, Mr. Martin was one of the earliest employees at Apple Computer, Inc., where he held both corporate and European controller positions during the period from 1977 to 1983. Prior to working at Apple Computer, Inc., from 1971 to 1977, he worked for Aero Air Freight and National Semiconductor. Mr. Martin currently serves on the Board of Directors of the Emergency Housing Consortium. He received a Bachelor of Science degree in Accounting from San Jose State University in 1971.

     William A. Millichap, Director, has been President of The Marcus & Millichap Company and Marcus & Millichap Real Estate Investment Brokerage Company since 1984. Mr. Millichap joined G.M. Marcus & Company in 1971 as one of its first sales associates and became a regional manager in 1974. In 1976, he became a principal, and the name of the company was subsequently changed to The Marcus & Millichap Company. Mr. Millichap became Executive Vice President and President of The Marcus & Millichap Company in 1978 and 1984, respectively. He is also Chairman of Marcus & Millichap Corporate Real Estate Services. Mr. Millichap is a licensed real estate broker, a member of the International Council of Shopping Centers and serves on the Board of Directors of the California Housing Council and the National Multi-Housing Council. Mr. Millichap received a Bachelor of Science degree in Economics from the University of Maryland in 1965. Prior to becoming affiliated with Mr. Marcus in 1971, he served in the United States Navy.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                        THE COMMON STOCKHOLDERS VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of the Record Date with respect to the directors and executive officers, including their ages.

                                                                        FIRST       TERM
                          NAME AND POSITION                    AGE     ELECTED     EXPIRES
        -----------------------------------------------------  ---     -------     -------
        George M. Marcus.....................................  55        1994        1997
          Chairman of the Board
        William A. Millichap.................................  53        1994        1997
          Director
        Keith R. Guericke....................................  48        1994        1998
          Vice Chairman of the Board,
          Chief Executive Officer and President
        Michael J. Schall....................................  39        1994        1999
          Director, Executive Vice President,
          Chief Financial Officer and Secretary
        David W. Brady.......................................  57        1994        1999
          Director
        Anthony Downs........................................  66        1996        1997
          Director
        Gregory J. Hartman...................................  38        1996        1997
          Director
        Robert E. Larson.....................................  58        1994        1999
          Director
        Gary P. Martin.......................................  49        1994        1997
          Director
        Issie N. Rabinovitch.................................  51        1994        1998
          Director
        Thomas E. Randlett...................................  54        1994        1998
          Director
        Willard H. Smith.....................................  60        1996        1999
          Director

     Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1 Election of Common Stock Directors" and below under the caption "Proposal No. 2 Election of Preferred Stock Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

     Keith R. Guericke, Vice Chairman of the Board, is the Company's President and Chief Executive Officer and oversees the day-to-day operations and administration of the Company. Mr. Guericke joined the Company's predecessor, EPC, in 1977. Since that time, he has actively participated in the acquisition, development, management and disposition of multi-family residential complexes and retail and office properties. Prior to joining EPC, Mr. Guericke was with Kenneth Leventhal & Company in San Francisco. He received his Bachelor of Science degree in Accounting from Southern Oregon College in 1971. Mr. Guericke is a member of the National Association of Real Estate Investment Trusts, the American Institute of Certified Public Accountants, and the Urban Land Institute.

     Michael J. Schall, Director, is the Executive Vice President and Chief Financial Officer of the Company and is responsible for the overall management and control of the Company's financial matters, including investor relations and reporting. He joined The Marcus & Millichap Company in 1986. He was also the Chief Financial Officer of the Company's predecessor, EPC, in which capacity he was responsible for accounting for multiple investment entities, arranging both permanent and construction financing and developing a wide range of corporate borrowing relationships. From 1982 to 1986, Mr. Schall was the Director of Finance for Churchill International, a technology-oriented venture capital company. From 1979 to 1982, Mr. Schall was employed in the audit department of Ernst & Whinney, where he specialized in the real estate and financial services industries. In 1979, Mr. Schall received his Bachelor of Science degree from the University of San Francisco. Mr. Schall is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

     David W. Brady, Director, has been a Professor of Political Science at the Graduate School of Business at Stanford University, Palo Alto, California since 1988. He was elected Bowen H. and Janice Arthur McCoy Professor of Political Science, Business and Environment and a John M. Olin Faculty Fellow at Stanford University during 1988 and 1989. From 1982 to 1987, Professor Brady was Herbert
S. Autry Professor at the Department of Political Science at Rice University in Houston, Texas. Professor Brady served as Acting Dean of the School of Social Sciences, Rice University from 1984 to 1985, Associate Chair of the Department of Political Science, Stanford University from 1988 to 1990, and Area Coordinator, Political Economy, Graduate School of Business, Stanford University in 1990. Professor Brady has written numerous books and was awarded in 1989 the Richard F. Fenno Award for Best Book of Legislative Studies. Professor Brady received his Bachelor of Science degree from Western Illinois University in 1963, and Master's and Doctorate degrees from the University of Iowa in 1967 and 1970, respectively.

     Robert E. Larson, Director, has been a General Partner of the Woodside Fund, a venture capital firm based in the Silicon Valley of Northern California, since 1983. Professor Larson currently serves as a director of Accel Graphics, Inc., Cerebrovascular Advances, Inc., Enterprise Link Technology Corporation, Myelos Corporation, Orion Instruments, Inc., OsteoBiologics, Inc., Skye Investment Advisors and Televideo Systems, Inc. He is also Chairman of the Board of Pharmalytics, Inc., Open Systems Control, Inc. and Beijing CAST Systems, Inc., a joint venture in the People's Republic of China. Prior to 1983, Professor Larson was founder, director and President of Systems Control, Inc. and was employed by IBM Corporation, Hughes Aircraft Company and SRI International. He was a Consulting Professor at Stanford University from 1973 to 1988 and President of the International Institute of Electrical and Electronic Engineers in 1982. Professor Larson received his Bachelor of Science Degree from M.I.T. in 1960, and his Master's and Doctorate degrees from Stanford University in 1961 and 1964, respectively.

     Issie N. Rabinovitch, Director, is a partner at Cheyenne Capital, a venture capital firm. Prior to joining Cheyenne Capital, Mr. Rabinovitch served from 1990 to 1994 as President and Chief Executive Officer of Micro Power Systems, Inc., a company engaged in the designing, manufacturing and marketing of multiple semiconductor products. From 1985 to 1990, Mr. Rabinovitch was President of Berkeley International Capital Corporation, a venture capital firm. From 1983 to 1985, Mr. Rabinovitch was President of Crowntek Software International, a software development and distribution company. Before joining Crowntek, he was employed by the Xerox Corporation in various management roles. Mr. Rabinovitch presently serves on the Board of Directors of Instashred Security Systems, Inc. He received a Bachelor of Science degree from McGill University in 1967 and a Master's of Business Administration degree from Harvard University in 1970.

     Thomas E. Randlett, Director, is a certified public accountant and has been a principal at the Law & Economics Consulting Group, Inc. since 1992. Prior to becoming a principal, Mr. Randlett was employed as an affiliated expert. The firm's professional specialties include the real estate and construction, financial institutions and transportation industries. Prior to joining the Law & Economics Consulting Group, Mr. Randlett was a partner and senior real estate specialist for Peat Marwick Main & Co. in Northern California, where he had been employed since 1966, and then a consultant at the New York branch of Midland Bank from 1989 to 1990. Mr. Randlett is a former member of the Policy Advisory Board, School of Real Estate and Urban Economics, University of California at Berkeley and a current member of the American Institute of Certified Public Accountants. He received a Bachelor of Arts degree from Princeton University in 1966.

     Willard H. Smith, Jr., Director, was employed at Merrill Lynch & Co. from 1979 through 1995, and served as Managing Director since 1983 in their Equity Capital Markets Division. From 1992 through 1995, Mr. Smith's primary focus was the REIT industry. His duties as Managing Director at Merrill Lynch included evaluating companies' capital structure and equity requirements, placing offerings with Merrill Lynch's retail and institutional client base, and assessing the market's demand for potential equity security offerings. Mr. Smith is also a Board Member of the Cohen & Steers Realty Shares, the Cohen & Steers Realty Income Fund, the Cohen & Steers Special Equity Fund, Inc., and the Cohen & Steers Total Return Realty Fund. He is also a Board member of Highwoods Properties, Inc. and Realty Income Corporation, which are both REITs. Recently, Mr. Smith joined the Board of Directors of Willis Lease Finance Corporation. Prior to joining Merrill Lynch, Mr. Smith worked at F. Eberstadt & Co. from 1971 to 1979. A member of NAREIT,

Mr. Smith received his Bachelor of Science degree in Business Administration, and Bachelor of Science degree in Industrial Engineering from the University of North Dakota in 1959 and 1960, respectively.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996, the Board held thirteen (13) meetings (in person, telephonically or by written consent). Except for Mr. Brady, no director attended (whether in person, telephonically or by written consent) less than 75% of the total number of the meetings of the Board and meetings of the committee of the Board on which he served. The Board has five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Stock Incentive Plan Committee and the Pricing Committee.

     The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider recommendations from stockholders, which should be addressed to Jordan E. Ritter, the Company's General Counsel, at the Company's address set forth above.

     The Executive Committee presently consists of Messrs. Guericke, Hartman, Marcus and Randlett. The Executive Committee has such authority as is delegated by the Board, including the authority to execute certain contracts and agreements with unaffiliated parties, except that the Executive Committee does not have the power to declare dividends or other distributions on stock, elect directors, issue stock other than in certain limited circumstances, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. The Executive Committee met (in person, telephonically or by written consent) ten (10) times during 1996.

     The Audit Committee presently consists of Messrs. Brady, Hartman, Martin and Randlett. The Audit Committee recommends the appointment of a firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews audit reports, takes such action as may be deemed appropriate with respect to such audit reports and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee met (in person, telephonically or by written consent) twice during 1996.

     The Compensation Committee presently consists of Messrs. Larson, Marcus and Rabinovitch. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers, reviews and approves the level of compensation of the Chief Executive Officer and other executive officers of the Company, reviews and advises the Board concerning the performance of the Chief Executive Officer and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The Compensation Committee met (in person, telephonically or by written consent) twice during 1996.

     The Stock Incentive Plan Committee presently consists of Messrs. Larson, Martin and Rabinovitch. The Stock Incentive Plan Committee administers the Essex Property Trust, Inc. 1994 Employee Stock Incentive Plan (the "1994 Stock Incentive Plan"), the Essex Property Trust, Inc. 1994 Non-Employee and Director Stock Incentive Plan (the "1994 Director's Plan") and the Essex Property Trust, Inc. 1994 Employee Stock Purchase Plan, including the authority to issue stock and grant and to amend options thereunder, and to report to the Board regarding those plans from time to time, or whenever called upon to do so. The Stock Incentive Plan Committee met (in person, telephonically or by written consent) once during 1996.

     The Pricing Committee presently consists of Messrs. Guericke, Hartman and Schall. The Pricing Committee establishes the price at which the Company's securities will be offered to the public in public offerings of the Company's securities. The Pricing Committee met (in person, telephonically or by written consent) twice during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee and the Stock Incentive Plan Committee were formed in June 1994. No interlocking relationship existed in 1996 or presently exists between any member of the Company's Compensation Committee, Stock Incentive Plan Committee or Board of Directors on the one hand and another company's compensation committee, stock incentive plan committee or Board of Directors on the other hand. Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section titled "Certain Relationships and Related Transactions."

COMPENSATION OF DIRECTORS

     Each independent director, Messrs. Brady, Downs, Larson, Martin, Rabinovitch, Randlett and Smith, receives a meeting fee of $500 for each Board of Directors meeting attended. Directors (other than Mr. Hartman) are paid $500 for attending a committee meeting if such meeting is not held on the same day as a meeting of the Board of Directors.

     In addition to the $500 meeting fee, Mr. Smith received a fee of $15,000 in 1996 for consulting services performed by Mr. Smith for the Company. In 1997, Mr. Smith will receive a fee of $5,000 for each quarter in which he continues to perform consulting services for the Company.

     Each independent director, upon joining the Board of Directors, receives an automatic grant of an option to purchase 4,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of the grant of such option pursuant to the Company's 1994 Director's Plan. In the event of a change in control of the Company, the Board may unilaterally cancel a director option as of any date to the extent then unexercised after advance written notice to each affected director.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION

     The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and the other executive officer of the Company (collectively, the "Named Executive Officers") for the fiscal year ending December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                     ANNUAL          --------------------------------
                                                  COMPENSATION        RESTRICTED
                                               ------------------       STOCK
              NAME AND POSITION                YEAR    SALARY($)     AWARDS($)(1)    STOCK OPTIONS(#)
---------------------------------------------  -----   ----------    ------------    ----------------
Keith R. Guericke............................   1996   $  100,000      $225,000               --
  Vice Chairman of the Board,                   1995      100,000            --               --
  Chief Executive Officer                       1994       54,722(2)         --           55,000(3)
  and President
Michael J. Schall............................   1996      100,000       165,000               --
  Director,                                     1995      100,000            --               --
  Executive Vice President                      1994       54,722(2)         --           40,000(3)
  and Chief Financial Officer

---------------

(1) Represents the value of phantom stock units granted on January 1, 1997, to Mr. Guericke and Mr. Schall. Each unit is deemed to be equivalent in value to one share of Common Stock. The total value of the units is determined by multiplying the closing price of the Company's Common Stock on December 31, 1996, which was $29.375 per share, by 7,660 units in the case of Mr. Guericke, and by 5,617 units in the case of Mr. Schall. The units vest in full on January 1, 2002, at which time the holders will receive the number of shares of Common Stock equal to the number of units, or, at the Company's option, an equivalent amount in cash. Prior to vesting, the holders will receive cash payments equal in amount and payment date to the dividends paid with respect to the number of shares of Common Stock to which the units are deemed equivalent in value.

(2) Represents amounts paid during 1994 to Messrs. Guericke and Schall at an annual salary rate of $100,000. Their employment by the Company began on June 13, 1994 with the completion of the initial public offering of the Company's Common Stock.

(3) Options to acquire shares of Common Stock at an exercise price equal to the initial public offering price of $19.50 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                           LONG-TERM INCENTIVE AWARDS

     On January 1, 1997, the Company granted Phantom Stock Units to Keith Guericke, Vice Chairman of the Board, Chief Executive Officer and President, and Michael Schall, Executive Vice President and Chief Financial Officer.

                                          NUMBER OF SHARES, UNITS OR   PERFORMANCE OR OTHER PERIOD
                      NAME                    OTHER RIGHTS(#)(1)       UNTIL MATURATION OR PAYOUT
        --------------------------------  --------------------------   ---------------------------
        Keith R. Guericke...............             7,660                   January 1, 2002
        Michael J. Schall...............             5,617                   January 1, 2002

---------------

(1) Represents number of units granted under the Company's Phantom Stock Unit Agreement to Mr. Guericke and Mr. Schall. The units granted to Messrs. Guericke and Schall were granted on January 1, 1997, but were based on the closing price for the Common Stock on the New York Stock Exchange on December 31, 1996, which was $29.375 per share.

     A "unit" or "share" of phantom stock does not represent or entitle the recipient to any equity securities of the Company, but instead involves the creation of an unfunded account for the recipient, the value of which is measured by reference to the value of the Common Stock. The Phantom Stock Units issued to Messrs. Guericke and Schall vest in installments in accordance with the vesting schedule set forth in the Phantom Stock Unit Agreement such that the Phantom Stock Units will be fully vested on January 1, 2002. On or shortly after January 1, 2002, the Company will issue to each of Messrs. Guericke and Schall the number of shares of Common Stock (and fractions thereof) equal to the number of Phantom Stock Units then represented under the Phantom Stock Unit Agreement, or at the Company's option, an equivalent amount in cash. In the event of a Change in Control (as defined in the Phantom Stock Unit Agreement), the executive will be paid immediately prior to the effective date of the Change in Control the shares of Common Stock (or equivalent amount of cash, at the Company's option) represented by the number of Phantom Stock Units then represented under the Phantom Stock Unit Agreement.

     The Company shall pay to each of Messrs. Guericke and Schall as of the payment date of each cash dividend with respect to the Common Stock an amount equal to the aggregate dividends payable with respect to the number of shares of Common Stock that are then respectively represented under the Phantom Stock Unit Agreement. If either Mr. Guericke or Mr. Schall terminates his employment relationship with the Company voluntarily prior to January 1, 2002, the executive will forfeit the Phantom Stock Units issued under the Phantom Stock Unit Agreement that are not vested at the time of termination. If the executive's termination is due to death, disability (as defined in the Phantom Stock Unit Agreement), a material and adverse change in the executive's position, duties, responsibilities or status, or other involuntary termination of employment, the executive (or his estate) shall be issued the shares of Common Stock or cash to be paid on January 1, 2002 under the Phantom Stock Unit Agreement.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     During the year ended December 31, 1996, the Company's Named Executive Officers did not exercise any of their stock options. The following table sets forth the number of shares of Common Stock covered by the stock options held by each of the Named Executive Officers as of December 31, 1996.

                                         NUMBER OF SECURITIES
                                        UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                           OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS AT
                                              YEAR-END(#)                  FISCAL YEAR-END($)(1)
                                     -----------------------------     -----------------------------
                   NAME              EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ---------------------------  -----------     -------------     -----------     -------------
        Keith R. Guericke..........     22,000           33,000         $ 217,250        $ 325,875
        Michael J. Schall..........     16,000           24,000         $ 158,000        $ 237,000

---------------

(1) Based on the closing price of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996 of $29.375 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Company's Compensation Committee is responsible for developing, administering and monitoring the compensation policies applicable to the Company's executive officers. The Company's Stock Incentive Plan Committee (collectively, with the Compensation Committee, the "Committees") is responsible for the administration of the Company's 1994 Stock Incentive Plan, under which grants may be made to executive officers and other key employees.

     Executive Compensation Philosophy. The Committees believe that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The Committees seek to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and stockholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance. When setting executive officer compensation, the Committees intend to evaluate annually the performance of the Company and to compare the Company's performance and compensation structure with those of other REITs and real estate companies engaged in activities similar to those of the Company.

     The Company's compensation program has three principal elements: base salary, performance incentive bonuses and long-term incentive awards.

     Base Salaries. The base compensation for the Company's Named Executive Officers in 1996 was set at an amount equal to the 1995 base compensation, which had been established through negotiations between the Company and each Named Executive Officer. The base salaries will be reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria determined primarily on the basis of growth in revenues and funds from operations per share of Common Stock, and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer, and (iii) changes in the compensation peer group in which the Company competes for executive talent. Although the Compensation Committee considers these factors in determining base salaries and adjustments thereto, the Compensation Committee anticipates that the analysis will be subjective rather than objective and the weight given such factors may vary from individual to individual.

     Long-Term Incentive Awards. The Stock Incentive Plan Committee grants awards under the 1994 Stock Incentive Plan based on a number of factors, including (i) the executive officer's or key employee's position in the Company,
(ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group, and (v) individual contribution to the success of the Company's financial performance. However, the 1994 Stock Incentive Plan does not provide a formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Stock Incentive Plan Committee's subjective evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. In 1996, there were not any grants of options under the 1994 Stock Incentive Plan to any of the Company's Named Executive Officers.

     In 1996, Mr. Guericke was awarded 7,660 Phantom Stock Units and Mr. Schall was awarded 5,617 Phantom Stock Units. These awards were made based on the factors discussed above with respect to long-term incentive awards.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's 1994 Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committees believe that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committees' present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws. However, the Committees reserve the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

     Chief Executive Officer Compensation. The base compensation of Keith R. Guericke in 1996 was set at the same level of Mr. Guericke's 1995 base compensation, which had been determined through negotiations between the Company and Mr. Guericke, and reflected compensation for services performed as Chief Executive Officer, as well as consideration for Mr. Guericke's entering into a non-competition agreement with the Company. In 1996, Mr. Guericke received an annual base salary of $100,000. Based on the criteria described above with respect to long-term incentive awards, a grant of phantom stock units was awarded to Mr. Guericke. In particular, in granting such units, consideration was given as to the compensation provided to chief executive officers at competing real estate investment trusts, as well as the Company's positive performance in 1996. Mr. Guericke received no other compensation from the Company in 1996. Mr. Guericke's base salary and award levels under the Stock Incentive Plan will be reviewed by the Committees and adjusted annually based on the criteria for all executive officers discussed above.

        Compensation Committee                            Stock Incentive Plan Committee
        of the Board of Directors                         of the Board of Directors
          GEORGE M. MARCUS                                ROBERT E. LARSON
          ROBERT E. LARSON                                GARY P. MARTIN
          ISSIE N. RABINOVITCH                            ISSIE N. RABINOVITCH

STOCK PRICE PERFORMANCE GRAPH

     Trading of the Company's Common Stock commenced on June 7, 1994 and the initial public offering price per share of the Common Stock on June 7, 1994 was $19.50. The following stock price performance graph compares cumulative total stockholder return on the Company's Common Stock from June 1994 through December 1996 to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and to the Equity REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). The stock price performance graph assumes an investment of $100 in the Company's Common Stock and S&P 500 on June 7, 1994 and an investment of $100 in the NAREIT's Equity REIT Total Return Index on June 30, 1994 and further assumes the reinvestment of all dividends. The difference in the initial start date is due to the fact that the Company's Common Stock started trading publicly on June 7, 1994 but that the NAREIT's Equity REIT Total Return Index uses end-of-month values only.

     IT SHOULD BE NOTED THAT THE FOLLOWING LINE GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

        Measurement Period
      (Fiscal Year Covered)                Essex           NAREIT Equity          S&P 500
Jun-94                                             100                 100                 100
Sep-94                                         102.588             97.9548            104.9236
Dec-94                                        88.24433            97.97063            104.8969
Mar-95                                        94.96366            97.80478            115.1094
Jun-95                                        111.2087            103.5567            126.0319
Sep-95                                        110.6845            108.4341            136.0517
Dec-95                                        123.7047            112.9277            144.1594
Mar-96                                        136.1775            115.4962            151.8972
Jun-96                                        144.0071            120.6332            158.7138
Sep-96                                        169.7954            128.5275            163.6066
Dec-96                                        203.8831            152.7535            177.3028

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, Essex Portfolio, L.P. (the "Operating Partnership"), as to which the Company is the general partner, paid approximately $312,000 for brokerage services to a subsidiary of The Marcus & Millichap Company ("M&M"). Mr. Marcus, the Chairman of the Company, is the Chairman of M&M. Pursuant to a brokerage agreement, Essex Management Corporation ("EMC"), a corporation as to which the Operating Partnership owns all the outstanding preferred stock, is entitled to receive a percentage of such subsidiary's brokerage commissions that relates to certain transactions in which the Company is a party. An amount of $119,800 was determined payable by such subsidiary to EMC for 1996 commissions. In 1996, M&M paid the Company aggregate net lease payments of $681,000 for leasing office space at the Company's headquarters. During 1996, EMC received approximately $532,700 for property and asset management services for properties in which Mr. Marcus holds a partial ownership interest. Such fees are comparable to the fees EMC charges for providing such services for other properties.

     In connection with the Company's 1994 initial public offering, the Operating Partnership repaid the outstanding indebtedness on the Pathways property and received a note in the amount of $4.8 million from the two partnerships that are co-tenants with the Operating Partnership in the property. The note bears interest at 9.0% per annum, has a maturity date of June 2001 and is secured by the co-tenants' interest in the property. As of December 31, 1996, the principal balance outstanding under the note was $4,728,000 and no accrued interest was due to the Operating Partnership.

     On June 20, 1996, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") to sell up to $40.0 million in value of shares of Preferred Stock, at $25.00 per share, to Tiger/Westbrook Real Estate Fund, L.P., and Tiger/Westbrook Real Estate Co-Investment Partnership, L.P.(collectively, "Tiger/Westbrook"). Pursuant to the Stock Purchase Agreement, Tiger/Westbrook has purchased 800,000 shares of Preferred Stock for an aggregate purchase price of $20.0 million. Tiger/Westbrook is obligated to purchase up to an additional $20.0 million of Preferred Stock on or prior to June 20, 1997. At the September 27, 1996 Special Meeting of the Common Stockholders, the Common Stockholders approved the sale of the Preferred Stock and the other transactions contemplated by the Stock Purchase Agreement.

     In 1996, the Operating Partnership made loans in the aggregate amounts of $150,000 and $100,000 to Mr. Guericke and Mr. Schall, respectively, both of whom are executive officers, in connection with certain tax liabilities relating to their ownership interests in the Operating Partnership. Both loans bear interest at 8% per annum, noncompounded, and are due and payable in full, together with all accrued interest, ten years after the date the loans were made. As of the Record Date, the entire principal amounts of both loans were outstanding.

                                 PROPOSAL NO. 2

                      ELECTION OF PREFERRED STOCK DIRECTOR

     The Company's Charter provides that the Preferred Stockholders, voting as a class, have the right, subject to expansion in certain situations, to elect one member of the Board of Directors annually, to serve until the next annual meeting of Stockholders and until his successor is duly elected and qualified.

     In July 1996, pursuant to the Company's Bylaws, the Board voted to expand the Board to include Gregory J. Hartman as a director (the "Preferred Stock Director"). Mr. Hartman was elected by the Board to serve until the 1997 Annual Meeting of Stockholders and he is now standing for reelection to the Board.

     At the Annual Meeting, the Preferred Stockholders will elect Mr. Hartman as the Preferred Stock Director. The Board believes that such nominee will stand for election and will serve if elected as a director. However, in the event that he is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    THAT THE PREFERRED STOCKHOLDERS VOTE FOR
                           THE NOMINEE LISTED BELOW.

     Certain information about the nominee is furnished below. For further information regarding him, see "Voting Securities and Principal Holders" and "Proposal No. 1. Election of Common Stock Directors -- Directors and Executive Officers."

     Gregory J. Hartman, Director, is a Managing Principal of Westbrook Partners, L.L.C., national real estate investment and management entities. Prior to joining Westbrook, Mr. Hartman was a co-founder of Milestone Partners, Ltd. and spent seven years with Morgan Stanley Realty. During Mr. Hartman's last two years at Morgan Stanley Realty, he was in charge of that firm's Western U.S. Real Estate Sales and Financing activities. Mr. Hartman is a member of the Urban Land Institute and the University of California at Berkeley's Center for Real Estate and Urban Economics. Mr. Hartman received his A.B. from Dartmouth College in 1980 and an M.B.A. from the Stanford Graduate School of Business in 1984.

                                 PROPOSAL NO. 3

                   RATIFICATION AND APPROVAL OF THE AMENDMENT
               AND RESTATEMENT OF THE ESSEX PROPERTY TRUST, INC.
                       1994 EMPLOYEE STOCK INCENTIVE PLAN

GENERAL

     The holders of Common Stock are being asked to act to approve the amendment and restatement of the Company's 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan," or the "Plan"). The proposed amendments to the Stock Incentive Plan will (i) reflect the amendments promulgated by the SEC to Rule 16b-3 under the Exchange Act ("Rule 16b-3") applicable to the Plan, (ii) increase the maximum aggregate number of Shares available for the grant of awards under the Plan from 425,400 shares of Common Stock to 875,400 shares of Common Stock,
(iii) increase the scope of the Stock Incentive Plan to include directors, consultants and employees of Related Entities (as defined in the Plan) as eligible Plan participants and to permit (a) the grant of dividend equivalent rights ("DERs") entitling the grantee to compensation measured by dividends paid on the Common Stock, (b) the issuance of stock appreciation rights ("SARs") entitling the grantee to shares of Common Stock ("Shares") or cash compensation, measured by appreciation in the value of Common Stock, (c) the issuance of performance units ("Performance Units") which may be earned in whole or in part upon attainment of performance criteria established by the Administrator (as defined herein) and (d) the grant of performance shares ("Performance Shares") which are Shares or an award denominated in Shares earned in whole or in part upon attainment of performance criteria established by the Administrator, (iv) address the rules or laws of foreign jurisdictions applicable to awards granted to residents therein, (v) permit awards to include an early exercise provision,
(vi) rename the Plan as the "1994 Stock Incentive Plan," (vii) provide for accelerated vesting and release of any restrictions on transfer and repurchase or forfeiture rights with respect to awards held by grantees who are employees or consultants of a subsidiary corporation of the Company that is the subject of a subsidiary disposition, and (viii) authorize the establishment under the Plan of separate programs for the grant of particular forms of awards to one or more classes of grantees, and programs to permit selected grantees to elect to defer the receipt of consideration payable under an award.

     Many of the amendments to the Stock Incentive Plan correspond to recent amendments promulgated by the SEC to Rule 16b-3 applicable to the Stock Incentive Plan and generally give the Company more flexibility in administering the Stock Incentive Plan. The Stock Incentive Plan is intended to enable the Company and its Related Entities to enhance their ability to provide key employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of key employees with the interests of the Stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company and its Related Entities to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               THE COMMON STOCKHOLDERS VOTE FOR RATIFICATION AND
             APPROVAL OF THE AMENDMENTS TO THE STOCK INCENTIVE PLAN

     A general description of the principal terms of the Stock Incentive Plan as proposed to be amended (the "Amended Stock Incentive Plan") is set forth below. This description is qualified in its entirety by the terms of the Amended Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

GENERAL DESCRIPTION

     The Amended Stock Incentive Plan provides for the grant of (i) Shares, (ii) an option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a Related Entity (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, DERs, Performance Units or Performance Shares (the existing Stock Incentive Plan does not provide for the grant of DERs, SARs, Performance Units and Performance Shares).

     Amendment to Increase Overall Limit. Under the existing Stock Incentive Plan, the number of shares available for grant on December 31, 1996 was 425,400, of which approximately 288,200 shares were subject to options previously granted. Had Proposal No. 3 been in effect on January 1, 1997, the number of shares available for grant under the 1994 Plan would have been 875,400 shares.

     Rule 16b-3 Amendments. The following summarizes the amendments to the Amended Stock Incentive Plan to reflect the recent amendments promulgated by the SEC to Rule 16b-3 applicable to stock compensation plans generally. The Amended Stock Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or a committee designated by the Board. The committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3, as recently amended. Prior to recent amendments to Rule 16b-3, a committee member was prevented from serving on the committee, if during the one-year period preceding appointment to the committee, such member received a grant or award of equity securities under the Stock Incentive Plan unless the award was made pursuant to a non-discretionary formula award program. Consistent with the amendments to Rule 16b-3, the Amended Stock Incentive Plan permits discretionary awards to non-employee directors.

     The Board may at any time amend, suspend or terminate the Amended Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code") the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company shall obtain stockholder approval of any amendment to the Amended Stock Incentive Plan in such a manner and to such a degree as required. Under the existing Stock Incentive Plan, the Board as required by Rule 16b-3 prior to its most recent amendment must obtain stockholder approval to (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of Shares available under the Plan; or (iii) materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive Awards under the Plan.

     Other Terms and Amendments. Under the Amended Stock Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the Amended Stock Incentive Plan permits the designation of beneficiaries by holders of incentive stock options (the existing Stock Incentive Plan does not address such beneficiary designations). Other Awards shall be transferable to the extent provided in the Award agreement.

     Stock options granted under the Amended Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the Amended Stock Incentive Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time (the existing Stock Incentive Plan does not address the grant of awards to such individuals).

     The Amended Stock Incentive Plan authorizes the Administrator to select the employees, directors and consultants of the Company or any Related Entity of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The existing Stock Incentive Plan permitted grants of Awards only to employees of the Company or any parent or subsidiary corporation of the Company. The Amended Stock Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price of non-qualified stock options cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the Amended Stock Incentive Plan. Unless the Administrator determines otherwise, the vesting schedule is accelerated and all Awards become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the Amended Stock Incentive Plan. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. The existing Stock Incentive Plan does not provide for the acceleration of vesting and release of restrictions on transfer and repurchase or forfeiture rights of Awards in the event of a Subsidiary Disposition. The Amended Stock Incentive Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award (the existing Stock Incentive Plan does not permit awards to include an early exercise provision).

     Under the Amended Stock Incentive Plan, the Administrator may establish one or more programs under the Amended Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Amended Stock Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees. These programs may not be established under the existing Stock Incentive Plan.

     The benefits to be received pursuant to the Amended Stock Incentive Plan by the Company's directors, executive officers and employees are not determinable at this time.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the Amended Stock Incentive Plan. State and local tax consequences may differ.

     The grant of a non-qualified stock option under the Amended Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the Shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the Shares are held for more than twelve months following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%.

     The grant of an incentive stock option under the Amended Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the ISO was granted, nor within one year after the ISO was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than twelve months. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The "spread" under an ISO -- i.e., the difference between the fair market value of the Shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long or short-term capital gain or loss treatment depending on whether the Shares are held for more than twelve months and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short term capital gain. The
Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP served as the Company's independent auditors for the fiscal year ended December 31, 1996 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 1997. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of the votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Board. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors for the fiscal year ending December 31, 1997.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.
                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     THAT THE COMMON STOCKHOLDERS VOTE FOR
                       RATIFICATION OF THE APPOINTMENT OF
               KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT
                 AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997

                                 OTHER MATTERS

     Stockholder Proposals. To be considered for presentation at the annual meeting of the Company's stockholders to be held in 1998, a Stockholder proposal must be received by Jordan E. Ritter, General Counsel, Essex Property Trust, Inc., 777 California Avenue, Palo Alto, California 94304, no later than December 19, 1997.

     Compliance with Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received, the Company believes that during its fiscal year ending December 31, 1996, all Reporting Persons complied with all applicable filing requirements except for (i) a Form 4 filed by Mark J. Mikl dated December 31, 1996 (which includes, among other things, (a) a purchase by Mr. Mikl of shares of Common Stock on August 26, 1996, and (b) a sale by Mr. Mikl of shares of Common Stock on November 20, 1996), and (ii) a Form 5 filed by Gregory Hartman on February 12, 1997 (which indicates Mr. Hartman's appointment as a director of the Company, which appointment was effective July 1, 1996).

     Other Matters. The Board is not aware of any other matter to be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors
                                          /s/ KEITH R. GUERICKE
                                          Keith R. Guericke
                                          Vice Chairman of the Board,
                                          Chief Executive Officer and President
April 18, 1997
Palo Alto, California

                                   EXHIBIT A

                           ESSEX PROPERTY TRUST, INC.

                           1994 STOCK INCENTIVE PLAN
            (AMENDED AND RESTATED AS OF APRIL 3, 1997 AND PREVIOUSLY
                KNOWN AS THE 1994 EMPLOYEE STOCK INCENTIVE PLAN)

     1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

        (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

        (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act. All references to "Affiliates" in any Award Agreement issued prior to the date of adoption by the Board of this April 3, 1997 amendment and restatement of the Plan shall be deemed to refer to Parents and Subsidiaries.

        (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

        (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

        (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

        (f) "Board" means the Board of Directors of the Company.

        (g) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

           (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities, or

           (ii) a change in the composition of the Board over a calendar year or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

        (h) "Code" means the Internal Revenue Code of 1986, as amended.

        (i) "Committee" means any committee appointed by the Board to administer the Plan. All references to the "Committee" in any Award Agreement shall be deemed to refer to the Administrator.

        (j) "Common Stock" means the common stock of the Company.

        (k) "Company" means Essex Property Trust, Inc., a Maryland corporation.

        (l) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

        (m) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least a calendar year or
(ii) have been Board members for less than a calendar year and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

        (n) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

        (o) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

           (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

           (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

           (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

        (p) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

        (q) "Director" means a member of the Board.

        (r) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

        (s) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

           (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

           (ii) In the absence of an established market of the type described in
(i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

        (v) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

        (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (x) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (y) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (z) "Option" means a stock option granted pursuant to the Plan.

        (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (bb) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

        (cc) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

        (dd) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

        (ee) "Plan" means this 1994 Stock Incentive Plan, as amended and restated. All references to the "1994 Employee Stock Incentive Plan" in any Award Agreement shall be deemed to refer to the Plan.

        (ff) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly, and including but not limited to Summerhill Development and Marcus & Millichap Real Estate Investment Brokerage Company.

        (gg) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

        (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

        (ii) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

        (jj) "Share" means a share of the Common Stock.

        (kk) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (ll) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     3.  STOCK SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is eight hundred seventy-five thousand four hundred (875,400) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

        (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.  ADMINISTRATION OF THE PLAN.

        (a) Plan Administrator.

           (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

           (ii) Administration With Respect to Consultants and Other
Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

           (iii) Administration With Respect to Covered
Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

           (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

        (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

           (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

           (ii) to determine whether and to what extent Awards are granted hereunder;

           (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

           (iv) to approve forms of Award Agreement for use under the Plan;

           (v) to determine the terms and conditions of any Award granted hereunder;

           (vi) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

           (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

           (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

           (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. TERMS AND CONDITIONS OF AWARDS.

        (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or
(iii) any other security with the value derived from the value of the Common Stock or other securities issued by a Related Entity. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

        (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

        (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

        (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

        (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

        (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

        (g) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any calendar year shall be one hundred thousand (100,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

        (h) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

        (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

        (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

        (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     7. AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION, TAXES AND RELOAD
OPTIONS.

        (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

           (i) In the case of an Incentive Stock Option:

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

           (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

           (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

           (iv) In the case of other Awards, such price as is determined by the Administrator.

        (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

           (i) cash;

           (ii) check;

           (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

           (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

           (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

           (vi) any combination of the foregoing methods of payment.

        (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     8. EXERCISE OF AWARD.

        (a) Procedure for Exercise; Rights as a Stockholder.

           (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

           (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

        (b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

           (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

           (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

           (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

        (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9. CONDITIONS UPON ISSUANCE OF SHARES.

        (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11.CORPORATE TRANSACTIONS/CHANGES IN CONTROL/SUBSIDIARY DISPOSITIONS.

        (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

        (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

        (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Subsidiary Disposition, for all of the Shares at the time represented by such Award Each such Award shall remain so exercisable until the expiration or sooner termination of the Award term.

        (d) Notwithstanding the foregoing, the Administrator, in its discretion, may prevent the acceleration of vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding Award with respect to any Corporate Transaction, Change in Control or Subsidiary Disposition.

        (e) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. TERM OF PLAN. The Plan shall terminate on March 16, 2004 unless sooner terminated.

     13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

        (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

        (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. RESERVATION OF SHARES.

        (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. NO EFFECT ON TERMS OF EMPLOYMENT. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     16. STOCKHOLDER APPROVAL. On April 3, 1997, the Board adopted and approved an amendment and restatement of the Plan to reflect the amendments promulgated by the Securities and Exchange Commission to Rule 16b-3 applicable to the Plan, to increase the maximum aggregate number of Shares that may be issued pursuant to Awards, to permit the grant of Dividend Equivalent Rights, SARs, Performance Units and Performance Shares, to permit Awards to be granted to Directors, Consultants and Employees of Related Entities, to address the rules or laws of foreign jurisdictions applicable to Awards granted to residents therein, to permit Awards to include an early exercise provision, to rename the Plan, to provide for accelerated vesting and release of any restrictions on transfer and repurchase or forfeiture rights with respect to Awards held by Grantees who are Employees or Consultants of a subsidiary corporation of the Company that is the subject of a Subsidiary Disposition, and to authorize the establishment under the Plan of separate programs for the grant of particular forms of Awards to one or more classes of Grantees, and programs to permit selected Grantees to elect to defer the receipt of consideration payable under an Award (collectively, the "Amendments"), subject to stockholder approval of the Amendments. Awards may be granted in reliance on the increase in the aggregate number of Shares available for issuance under the Plan, but no Award issued in reliance on such increase shall become exercisable unless and until the Amendments shall have been approved by the Company's stockholders. If such stockholder approval is not obtained, then the Awards previously granted in reliance on the Amendments shall terminate. None of the other Amendments shall be given effect until they shall have been approved by the Company's stockholders.

1321-PS-97

                           ESSEX PROPERTY TRUST, INC.
                             777 CALIFORNIA AVENUE
                          PALO ALTO, CALIFORNIA 94304
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 29, 1997

          Keith R. Guericke, Michael J. Schall and Jordan E. Ritter (the "Proxyholders"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with
P all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Essex Property Trust, Inc. (the
R "Company"), to be held on Thursday, May 29, 1997, at 10:00 a.m., local time, and any adjournments or postponements thereof.
O
          Election of four directors (or if the nominee is not available for
X election, such substitute as the Board of Directors or the Proxyholders may designate). Nominees: GEORGE M. MARCUS, WILLIAM A. MILLICHAP, GARY P.
Y    MARTIN and ANTHONY DOWNS.

          SEE REVERSE SIDE; IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                                        / SEE REVERSE /
                                        /     SIDE    /

                           ESSEX PROPERTY TRUST, INC.
                               1996 ACHIEVEMENTS

- Produced a total return for our stockholders of 62 percent for the year, ranking us first among all multifamily REITs.

- Invested $126.4 million in West Coast multifamily property, expanding our multifamily portfolio by 40 percent.

- Recorded per share Funds From Operations ("FFO") of $2.23 for the year ended December 31, 1996, 13 percent higher than the comparable 1995 period.

- Improved our capital structure through two common stock offerings and a private placement of preferred stock, infusing more than $154 million in new equity.

- Increased our fixed-rate debt and debt subject to interest rate caps to 91 percent of outstanding debt.

- Increased our total market capitalization 85 percent, to $575 million at December 31, 1996, up from approximately $310 million at December 31, 1995.


                                  DETACH HERE
--------------------------------------------------------------------------------

/ X / Please mark
      votes as in
      this example.

The Board of Directors recommends a vote FOR the election of each of the Director Nominees listed on the reverse side and FOR proposals 3 and 4.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all directors, and FOR proposals 3 and 4. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

1. Election of Directors (see reverse):

        FOR             WITHHELD
       /  /               /  /

/  /_______________________________________
     For all nominees except as noted above

2. Proposal 2 is voted on by Preferred
   Stockholders only.
                                                FOR     AGAINST     ABSTAIN
3. To ratify the appointment of KPMG           /  /       /  /        /  /
   Peat Marwick LLP as the Company's
   independent public auditors for 1997:

4. To ratify the amendment and restate-        /  /       /  /        /  /
   ment of the 1994 Employee Stock
   Incentive Plan:
                                                 MARK HERE
                                                FOR ADDRESS           /  /
                                                 CHANGE AND
                                                NOTE AT LEFT

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Date: _________________ Signature: ___________________________________